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                                                                    EXHIBIT 99.2


FORM OF PROXY CARD OF TRAVELERS

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                       TRAVELERS PROPERTY CASUALTY CORP.

      TRAVELERS PROPERTY CASUALTY CORP.               SPECIAL MEETING
   ONE TOWER SQUARE, HARTFORD CONNECTICUT            ADMISSION TICKET

Admission ticket for Travelers Property Casualty Corp. Special Meeting of
Shareholders,         , 2004 at       (Eastern Time) at          Hartford,
Connecticut.

                                                                       ADMISSION
                                                                          TICKET

PLEASE PRESENT THIS TICKET AND A PHOTO I.D. FOR ADMITTANCE OF THE SHAREHOLDER(S) NAMED ABOVE. Admittance will be based upon availability of seating.

THERE ARE THREE WAYS TO VOTE YOUR PROXY.


YOUR TELEPHONE VOTE OR INTERNET VOTE APPOINTS           ------------------------
ROBERT I. LIPP, JAMES M. MICHENER AND PAUL H.           |COMPANY #             |
EDDY, AND EACH OF THEM, AS PROXIES, EACH WITH           |                      |
THE POWER TO APPOINT HIS SUBSTITUTE, TO VOTE            |                      |
YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED         |                      |
SIGNED AND RETURNED YOUR PROXY FORM.                    |                      |
                                                        ------------------------

VOTE BY PHONE -- TOLL FREE -- [1-800-[      ]] -- QUICK *** EASY *** IMMEDIATE
o    Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a
     week until [    ] (Eastern Time) on        , 2004.
o Please have your proxy card available and follow the simple instructions the voice prompt provides.

VOTE BY INTERNET -- [HTTP://[             ]] -- QUICK *** EASY *** IMMEDIATE
o    Use the Internet to vote your proxy 24 hours a day, 7 days a week until
     [     ](E.S.T.) on     , 2004.
o Please have your proxy card available and follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL
o Mark, sign, and date your proxy card and return it in the postage-paid envelope provided; or
o    Return it to Travelers Property Casualty Corp., c/o
     [_______________________].


      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY FORM.
                             -- Please detach here --

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1.   Proposal to approve                     [ ] For    [ ] Against  [ ] Abstain
     the Agreement and Plan of Merger
     dated as of November 16, 2003,
     among The St. Paul Companies, Inc.,
     Travelers Property Casualty Corp.
     and Adams Acquisition Corp.,
     and the transactions
     contemplated by the merger
     agreement, including the merger.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF EXECUTED BUT NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEM 1.




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Address Change?   [ ]  I plan on          [ ]
Mark Box.              attending the
Indicate               Special Meeting.
changes below:         Mark Box                Date
                                                   -----------------------------

                                                   -----------------------------
                                                   |                           |
                                                   |                           |
                                                   -----------------------------


                                                   Signature(s) in Box

                                                   Please sign exactly as your
                                                   name(s) appear on this Proxy.
                                                   If held in joint tenancy, all
                                                   persons must sign. Trustees,
                                                   administrators, etc., should
                                                   include title and authority.
                                                   A corporation or other entity
                                                   should provide the full
                                                   entity name and title of
                                                   authorized officer signing
                                                   the proxy.

                           SPECIAL MEETING GUIDELINES

IN THE INTEREST OF AN ORDERLY AND CONSTRUCTIVE MEETING, THE FOLLOWING GUIDELINES WILL APPLY FOR TRAVELERS PROPERTY CASUALTY CORP. SPECIAL MEETING OF SHAREHOLDERS
ON       , 2004 AT       (EASTERN TIME) AT [THE WADSWORTH ATHENIUM, 600 MAIN
STREET, HARTFORD, CONNECTICUT 06103].

1. TO GAIN ENTRANCE TO THE MEETING, YOU MUST PRESENT THIS ADMISSION TICKET OR EVIDENCE OF OWNERSHIP OF TRAVELERS PROPERTY CASUALTY CORP. STOCK AND A PHOTO I.D.

2. BRIEFCASES, PURSES AND PARCELS WILL BE EXAMINED. THE USE OF CAMERAS OR SOUND RECORDING EQUIPMENT IS PROHIBITED, EXCEPT THOSE AS MAY BE EMPLOYED BY TRAVELERS TO PROVIDE A RECORD OF THE PROCEEDINGS.

3. THE BUSINESS OF THE MEETING IS SET FORTH IN THE PROXY STATEMENT/PROSPECTUS. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE PROXY CARD IN THE ENVELOPE PROVIDED, OR YOU MAY VOTE BY TELEPHONE OR INTERNET. IF YOU ARE A RECORD HOLDER AND WISH TO CHANGE YOUR VOTE AFTER REVOKING YOUR PROXY, OR HAVE NOT VOTED BY PROXY, A BALLOT WILL BE DISTRIBUTED TO YOU AT THE MEETING.

4. TIME HAS BEEN RESERVED AT THE END OF THE MEETING FOR SHAREHOLDER QUESTIONS THAT RELATE TO MATTERS ON THE AGENDA FOR THE SPECIAL MEETING. IF YOU WANT TO SPEAK, PLEASE GO TO THE NEAREST MICROPHONE, STATE YOUR NAME AND CONFIRM THAT YOU ARE A SHAREHOLDER BEFORE ASKING YOUR QUESTION. PLEASE DIRECT ALL QUESTIONS TO THE CHAIRMAN. QUESTIONS FROM THE FLOOR ARE LIMITED TO THREE MINUTES TO PROVIDE AN OPPORTUNITY FOR AS MANY SHAREHOLDERS AS POSSIBLE.

5. ALTHOUGH PERSONAL GRIEVANCES AND CLAIMS ARE NOT APPROPRIATE SUBJECTS FOR THE MEETING, YOU MANY SUBMIT ANY GRIEVANCE OR CLAIM IN WRITING TO ANY USHER OR COMPANY REPRESENTATIVE, AND TRAVELERS WILL RESPOND PROMPTLY AFTER THE MEETING.

6. THE CHAIRMAN IN HIS SOLE DISCRETION SHALL HAVE AUTHORITY TO CONDUCT THE MEETING AND RULE ON ANY QUESTIONS OR PROCEDURAL ISSUES THAT MAY ARISE.



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                        TRAVELERS PROPERTY CASUALTY CORP.

                         SPECIAL MEETING OF SHAREHOLDERS

                                     , 2004
                                 (EASTERN TIME)

                        TRAVELERS PROPERTY CASUALTY CORP.
                             CORPORATE HEADQUARTERS
                                ONE TOWER SQUARE
                           HARTFORD, CONNECTICUT 06183



                                                                      PROXY FORM
--------------------------------------------------------------------------------

The undersigned appoints Robert I. Lipp, James M. Michener and Paul H. Eddy, and each of them, as Proxies, each with the power to appoint his substitute, to represent and vote, as designated below, all shares of Class A common stock and Class B common stock of the undersigned at the Special Meeting of Shareholders
of Travelers Property Casualty Corp. at [    -    , Hartford, Connecticut], at
, Eastern Time, on        , 2004 and any postponement or adjournment thereof.

Shares of Travelers Class A and/or Class B common stock may be issued to or held for the account of the undersigned under Travelers employee plans under which voting rights attach to such shares, including without limitation, the Travelers 401(k) Savings Plan and the Travelers Property Casualty Corp. 2002 Stock Incentive Plan (any of such plans, a "Voting Plan"). If so, then the undersigned hereby directs the respective fiduciary or administrator of each Voting Plan to vote all shares of Travelers Class A and/or Class B common stock in the undersigned's name and/or account under such Voting Plan in accordance with the instructions given herein, at the Special Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Special Meeting. Shares held in Voting Plans for which no voting directions are received shall be voted in the same proportion as shares for which voting directions have been received by the respective fiduciary or administrator of each Voting Plan.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEM 1. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TRAVELERS PROPERTY CASUALTY CORP.



                    See reverse side for voting instructions